Computation of Ratio of Earnings to Combined                        Exhibit 12.2
Fixed Charges and Preferred Dividends


                                                                                                        |   Fiscal       Nine
                                                                                              Period    |    Year       Months
                                                             Year ended December 31,        January 1,  |   Ended       Ended
                                                      ---------------------------------     to April 4, |  March 31,  December 31,
                                                         1997        1998         1999         2000     |    2001        2001
                                                      ---------   ---------    ---------    ----------  | ----------  ------------
Calculation of Earnings                                                                                 |
Pre-tax income (loss) from continuing operations                                                        |
before adjustment for minority interests in                                                             |
consolidated subsidiaries or income (loss)                                                              |
from equity investees .............................   $  33,690   $ (32,663)   $(765,197)   $ 2,133     | $ (19,447)   $(370,343)
                                                                                                        |
Distribution from joint ventures ..................        --          --          4,000       --       |     3,600          125
                                                      ---------   ---------    ---------    -------     | ---------    ---------
Earnings before fixed charge adjustments ..........      33,690     (32,663)    (761,197)     2,133     |   (15,847)    (370,218)
                                                      ---------   ---------    ---------    -------     | ---------    ---------
Fixed charges                                                                                           |
    Interest expense ..............................        --          --           --         --       |    57,015       36,833
    Interest allocated to asset held for sale .....        --          --           --         --       |     1,256         --
    Interest portion of rent expense ..............       3,454       3,070        4,005        850     |     6,510        4,831
                                                      ---------   ---------    ---------    -------     | ---------    ---------
Total fixed charges ...............................       3,454       3,070        4,005        850     |    64,781       41,664
                                                      ---------   ---------    ---------    -------     | ---------    ---------
                                                                                                        |
Remove capitalized interest .......................        --          --           --         --       |    (1,256)        --
                                                      ---------   ---------    ---------    -------     | ---------    ---------
Pre-tax income (loss) from continuing operations                                                        |
before adjustment for minority interests in                                                             |
consolidated subsidiaries or income (loss)                                                              |
from equity investees plus fixed charges ..........      37,144     (29,593)    (757,192)     2,983     |    47,678     (328,554)
                                                      =========   =========    =========    =======     | =========    =========
        `                                                                                               |
Preferred stock dividend requirement ..............         n/a         n/a          n/a        n/a     |    41,660       41,449
                                                      ---------   ---------    ---------    -------     | ---------    ---------
Ratio of pre-tax income (loss) to net income (loss)         n/a         n/a          n/a        n/a     |      1.00         0.99
                                                      ---------   ---------    ---------    -------     | ---------    ---------
Preferred dividend factor .........................        --          --           --         --       |    41,634       40,956
                                                      ---------   ---------    ---------    -------     | ---------    ---------
Total fixed charges ...............................       3,454       3,070        4,005        850     |    64,781       41,664
                                                      ---------   ---------    ---------    -------     | ---------    ---------
Total fixed charges and preferred dividends .......       3,454       3,070        4,005        850     |   106,415       82,620
                                                      =========   =========    =========    =======     | =========    =========
                                                                                                        |
Ratio of earnings to combined fixed charges and                                                         |
    and stock dividends ...........................        10.8         (a)          (a)        3.5     |      (a)          (a)
                                                      =========   =========    =========    =======     | =========    =========
                                                                                                        |
(a) Insufficient to cover by:......................                  32,663      761,197                |    58,737      411,174


                                                                                Pro Forma      Pro Forma
                                                                              Twelve Months   Six Months
                                                                                  Ended          Ended
                                                         Six Months Ended        December 31,    June 30,
                                                              June 30,        --------------  ----------
                                                        2001          2002         2001          2002
                                                      ---------    ---------    ---------     ---------
Calculation of Earnings
Pre-tax income (loss) from continuing operations
before adjustment for minority interests in
consolidated subsidiaries or income (loss)
from equity investees .............................   $ (69,573)   $ (48,634)   $(399,319)    $ (47,212)

Distribution from joint ventures ..................         625         --            625          --
                                                      ---------    ---------    ---------     ---------
Earnings before fixed charge adjustments ..........     (68,948)     (48,634)    (398,694)      (47,212)
                                                      ---------    ---------    ---------     ---------
Fixed charges
    Interest expense ..............................      25,940       24,718       18,567         9,283
    Interest allocated to asset held for sale .....        --           --           --            --
    Interest portion of rent expense ..............       3,348        3,287        6,539         3,287
                                                      ---------    ---------    ---------     ---------
Total fixed charges ...............................      29,288       28,005       25,106        12,570
                                                      ---------    ---------    ---------     ---------

Remove capitalized interest .......................        --           --           --            --
                                                      ---------    ---------    ---------     ---------
Pre-tax income (loss) from continuing operations
before adjustment for minority interests in
consolidated subsidiaries or income (loss)
from equity investees plus fixed charges ..........     (39,660)     (20,629)    (373,588)      (34,642)
                                                      =========    =========    =========     =========

Preferred stock dividend requirement ..............      22,615       21,599       74,417        32,085
                                                      ---------    ---------    ---------     ---------
Ratio of pre-tax income (loss) to net income (loss)        1.00         0.99         1.00          0.99
                                                      ---------    ---------    ---------     ---------
Preferred dividend factor .........................      22,520       21,478       74,347        31,844
                                                      ---------    ---------    ---------     ---------
Total fixed charges ...............................      29,288       28,005       25,106        12,570
                                                      ---------    ---------    ---------     ---------
Total fixed charges and preferred dividends .......      51,808       49,483       99,453        44,414
                                                      =========    =========    =========     =========

Ratio of earnings to combined fixed charges and
    and stock dividends ...........................         (a)          (a)          (a)           (a)
                                                      =========    =========    =========     =========

(a) Insufficient to cover by:.....................      91,468       70,112      473,041        79,056